UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): January 1, 2004

                      UNITED INVESTORS GROWTH PROPERTIES
            (Exact name of registrant as specified in its charter)


        Missouri                  0-17645                43-1483928
     (State or other      (Commission File Number)    (I.R.S. Employer
     jurisdiction of                               Identification Number)
     incorporation)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
               (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code: (864) 239-1000


                          155 N. Lake Ave., Suite 1000
                               Pasadena, CA 91101
                 (Former address, if changed since last report)




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Item 1.     Changes in Control of Registrant

      On February 27, 2004, (i) AIMCO/IPT, Inc., a Delaware corporation ("AIMCO/IPT"), and a wholly owned subsidiary of Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), acquired from Everest Properties, Inc., a California corporation ("Everest"), all of the capital stock of United Investors Real Estate, Inc., a Delaware corporation ("UIRE"), the sole general partner of United Investors Growth Properties (the "Partnership"), and
(ii) AIMCO Properties, L.P., a Delaware limited partnership ("AIMCO OP"), and the operating partnership of AIMCO, acquired from Everest 14,328 limited partnership units (the "Units") in the Partnership. The purchase price for the stock of UIRE and the Units was $100,000, which was obtained from available cash balances.

      As the sole stockholder of UIRE, AIMCO/IPT is in a position to remove the current directors and elect the directors of UIRE and consequently to control the Partnership. As of February 27, 2004, David I. Lesser and W. Robert Kohorst resigned as directors of UIRE, and AIMCO/IPT appointed Martha L. Long and Peter Kompaniez as directors of UIRE. As a result of AIMCO's purchase of the Units, AIMCO OP now owns 36.5% of the outstanding limited partnership units of the Partnership.

      Everest had originally acquired the stock of UIRE and the Units from AIMCO/IPT and AIMCO OP, respectively, on May 1, 2003. In connection with the May 1, 2003 transaction, UIRE and the Partnership entered into a Services Agreement (the "Services Agreement") with NHP Management Company ("NHP"), an affiliate of AIMCO, whereby NHP agreed to provide portfolio management services and property management services for the Partnership. Subsequent to AIMCO/IPT's repurchase of UIRE, the Services Agreement was terminated.

Item 2.     Acquisition or Disposition of Assets.

      Prior to January 1, 2004, the Partnership owned 100% of the membership interest in AIMCO Terrace Royale, L.L.C., a Delaware limited liability company. The Partnership has adopted a new operating agreement for that company, appointed Everest as its manager, changed the company's name to Everest Terrace Royale, LLC ("Terrace Royale"), and distributed to its partners all of the membership interests that the Partnership held in Terrace Royale, as a distribution in kind. The record date for the distribution, and the effective date for allocation, tax and all other purposes, was January 1, 2004. Limited partners of the Partnership received one unit of membership interest in Terrace Royale for each unit of limited partnership interest held in the Partnership on the record date.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              UNITED INVESTORS GROWTH PROPERTIES


                              By:   United Investors Real Estate, Inc.
                                    Its General Partner


                                    By:   /s/Martha L. Long
                                          Martha L. Long
                                          Senior Vice President

                                    Date: March 24, 2004